Unaudited Pro Forma Condensed Combined Financial Statements

for the 3 months ended June 30, 2007
and for the year ended March 31, 2007

ROK

Unaudited Pro Forma Condensed Consolidated Financial Statements.

On November 6, 2007 ROK Entertainment Group Limited ("REG") completed the acquisition of ROK Corporation Limited ("RCL"). Subsequently, on November 14, 2007 the enlarged REG ("ROK") was acquired by Cyberfund Inc. ("Cyberfund") in a share exchange. The Unaudited Pro Forma Condensed combined financial data presented below is derived from the historical consolidated financial statements of REG and RCL, which are included in this report, and the historical financial statements of Cyberfund.

Basis of Presentation

The Unaudited Pro Forma Condensed combined balance sheet information is presented on an as adjusted and US GAAP basis as if all of the above business combinations had occurred on June 30, 2007.

The Unaudited Pro Forma Condensed combined statement of operations for the twelve months ended March 31, 2007 is prepared under US GAAP. It combines the historical audited consolidated statement of operations for REG and RCL for the twelve months then ended with Cyberfund's historical statement of operations for the twelve months ended March 31, 2007. Cyberfund's year end is December 31 and consequently the historical statement of operations for Cyberfund is derived from the quarterly statements for the twelve months ended March 31, 2007. The Unaudited Pro Forma Condensed combined statements of operations give effect to the transaction as if it had occurred on April 1, 2006.

The Unaudited Pro Forma Condensed combined statement of operations for the three months ended June 30, 2007 is prepared under US GAAP. It combines the historical unaudited consolidated statement of operations for each of REG, RCL and Cyberfund for the three months then ended.

The acquisition of RCL by REG has been accounted for using the purchase method of accounting. The subsequent combination with Cyberfund has been accounted for as a reverse acquisition and, as explained in the notes to the unaudited proforma condensed statements, REG is considered the accounting acquiror.

The pro forma adjustments are based on currently available information and upon assumptions that management believes are reasonable under the circumstances.

A final determination of the allocation of the purchase price to the assets acquired and the liabilities assumed has not been made, and the allocation reflected in the Unaudited Pro Forma Condensed combined financial statements should be considered preliminary and is subject to the completion of a more comprehensive valuation of the assets acquired and liabilities assumed.

As noted above, the final allocation of purchase price could differ from the pro forma allocation included herein. Amounts preliminarily allocated to intangible assets may change significantly, and amortization methods and useful lives may differ from the assumptions that have been used in this Unaudited Pro Forma Condensed combined financial information, any of which could result in a material change in depreciation and amortization expense.

You should read the following Pro Forma statements in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the financial statements and related notes contained in the audited historical financial statements of REG and RCL.

The Unaudited Pro Forma Condensed combined financial statements are provided for illustrative purposes only. They do not purport to represent what the results of operations and financial position of the combined entities would have been had the business combinations actually occurred as of the dates indicated, and they do not purport to project or predict the future results of operations or financial position of the combined entities.

Cyberfund Inc.
Unaudited Pro Forma Condensed Statement of Operations
Fiscal Year Ended March 31, 2007

	REG £	RCL £	Adj £	Total £	REG/RCL $	Cyberfund $	Adj $	Total $
Revenues	320,143	1,951,144	-	2,271,287	4,203,777	-	-	4,203,777
Costs of goods sold and services provided	334,175	1,011,007	-	1,345,182	2,489,710	-	-	2,489,710
Gross loss	(14,032)	940,137	-	926,105	1,714,068	-	-	1,714,068
Operating expenses:								
Advertising and selling	576,529	476,148	-	1,052,677	1,948,331	-	-	1,948,331
General and administrative	5,711,952	1,027,468	-	6,739,420	12,473,554	-	-	12,473,554
Total operating expenses	6,288,481	1,503,616	-	7,792,097	14,421,886	-	-	14,421,886
Loss from operations	(6,302,513)	(563,479)	-	(6,865,992)	(12,707,818)	-	-	(12,707,818)
Other income and expenses								
Interest expenses, net	479,292	33,636	-	512,928	949,345	33,554	-	982,899
Other (income) expenses, net	(552,319)	(58,530)	-	(610,849)	(1,130,581)	-	-	(1,130,581)
Total other income and expenses, net	(73,027)	(24,894)	-	(97,921)	(181,236)	33,554	-	(147,682)
Loss before income tax	(6,229,486)	(538,565)	-	(6,768,071)	(12,526,583)	(33,554)	-	(12,560,137)
Income tax (benefit)/expense	(560,000)	1,000	-	(559,000)	(1,034,617)	-	-	(1,034,617)
Minority interest	-	61,242	-	61,242	113,349	-	-	113,349
Net loss	(5,669,486)	(478,343)	-	(6,147,829)	(11,378,617)	(33,554)	-	(11,412,171)

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

Average exchange rate used £1 = 1.850835

UK GAAP net loss	(5,644,404)	(463,016)
US GAAP adjustments	(25,082)	4,673
US GAAP net loss	(5,669,486)	(478,343)

Cyberfund Inc.
Unaudited Pro Forma Condensed Statement of Operations
Fiscal Quarter Ended June 30, 2007

	REG £	RCL £	Adj £	Note	Total £	REG/RCL $	Cyberfund $	Adj $	Total $
Revenues	1,121	299,428	-		300,549	595,960	-	-	595,960
Costs of goods sold and services provided	75,118	175,349	-		250,467	496,652	-	-	496,652
Gross (loss)/profit	(73,997)	124,079	-		50,082	99,308	-	-	99,308
Operating expenses:									
Advertising and selling	294,645	185,056	-		479,701	951,201	-	-	951,201
General and administrative	1,640,933	102,596	(816,292)	a	927,237	1,838,624	-	-	1,838,624
Total operating expenses	1,935,578	287,652	(816,292)		1,406,938	2,789,825	-	-	2,789,825
(Loss)/income from operations	(2,009,575)	(163,573)	816,292		(1,356,856)	(2,690,517)	-	-	(2,690,517)
Other income and expenses									
Interest expenses, net	149,263	8,430	-		157,693	312,690	7,519	-	320,209
Other expenses/(income) , net	932,364	(8,299)	-		924,065	1,832,333	-	-	1,832,333
Total other income and expenses, net	1,081,627	131	-		1,081,758	2,145,023	7,519	-	2,152,542
(Loss)/income before income tax	(3,091,202)	(163,704)	816,292		(2,438,614)	(4,835,540)	7,519	-	(4,828,021)
Income tax (benefit)/expense	(120,000)	-	-		(120,000)	(237,949)	-	-	(237,949)
Minority interest	-	37,838	-		37,838	75,029	-	-	75,029
Net (loss)/income	(2,971,202)	(125,866)	816,292		(2,280,776)	(4,522,562)	7,519	-	(4,515,043)

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

Average exchange rate used £1 = 1.982905

UK GAAP net loss	(2,952,472)	(126,697)
US GAAP adjustments	(18,730)	831
US GAAP net loss	(2,971,202)	(125,866)

Cyberfund Inc.
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of June 30, 2007

	REG £	RCL £	Adj £	Note	Total £	REG/RCL $	Cyberfund $	Adj $	Note	Total
ASSETS										
Current assets:										
Cash and cash equivalents	38,741	147,647	-		186,388	373,451	-	-		373,451
Accounts receivable, net	40,293	96,470	-		136,763	274,021	-	-		274,021
Prepaid expenses and other current assets	380,983	333,566	-		714,549	1,431,685	-	-		1,431,685
Total current assets	421,276	430,036	-		851,312	1,705,706	-	-		1,705,706
Property and equipment, net	251,572	58,141	-		309,713	620,547	-	-		620,547
Other intangible assets, net	22,489	219,112			241,601	484,077	-	-		484,077
Total assets	734,078	854,936	-		1,589,014	3,183,780	-	-		3,183,780
LIABILITIES AND STOCKHOLDERS' EQUITY										
Current liabilities:										
Accounts payable	1,264,860	330,270	(816,292)	a	778,838	1,560,495	-	-		1,560,495
Accrued interest	1,115,090	161,854	-		1,276,944	2,558,511	119,482	-		2,677,993
Other accrued liabilities	870,907	180,317	-		1,051,224	2,106,253	274,544	-		2,380,797
Total current liabilities	3,250,857	672,441	(816,292)		3,107,006	6,225,259	394,026	-		6,619,285
Long term liabilities	9,041,293	4,178,843	-		13,220,136	26,488,129	-	-		26,488,129
Minority interest	-	241,667	-		241,667	484,209	-	-		484,209
Common stock	51,499	20,469	-		71,968	144,197	2,734	(2,734)	c	18,339,243
								18,195,046	c	
Other reserves	(11,609,571)	(4,258,484)	816,292	a	(15,051,763)	(30,158,013)	(396,760)	(18,192,312)	c	(48,747,085)
Total liabilities and stockholders'equity	734,078	854,936	-		1,589,014	3,183,780	-	-		3,183,780

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

Exchange rate used as at 30 June 2007: £1 = 2.003620

	REG	RCL
Total assets per UK GAAP accounts	733,706	773,690
US GAAP adjustments	372	81,246
Total assets per US GAAP accounts	734,078	854,936

Cyberfund Inc.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

Fiscal Quarter Ended June 30, 2007

(a) Following the acquisition of the entire issued share capital of RCL by REG as shown in the above illustrative proforma, an adjustment is made to write back the loan amount due from RCL to REG which had been previously provided for in REG during the quarter.

(b) Purchase of RCL by REG

Under the purchase method of accounting the total purchase price, as shown in the table below, is allocated to RCL's tangible and intangible assets based on their fair values as at June 30, 2007. The acquisition has been effected through a share for share exchange and the proforma numbers above show the impact of this transaction on an acquisition accounting basis.

The allocation of the preliminary purchase price is as follows:

	£
Fair value of purchase consideration	26,098,115
Assets (liabilities) acquired:	
Cash and cash equivalents	147,647
Other current assets	430,036
Property and equipment	58,141
Intangibles	219,112
Accounts payable	(330,270)
Accrued interest	(161,854)
Other accrued liabilities	(180,317)
Long term liabilities	(4,178,843)
	(3,996,348)
Surplus of fair value of purchase consideration to allocated fair value of net liabilities acquired	30,094,464

The fair value of consideration is calculated as being the number of shares issued on acquisition (2,046,911 ordinary shares in REG) at a Fair Value value of £12.75 per share.

In the absence of an independent valuation of intangible assets within RCL, for the purpose of the proforma no values have been ascribed to intangible assets such as technology and IP as part of the acquisition. Additionally no goodwill has been recognised given the early stage of development of RCL. Following a detailed allocation of fair values to tangible and intangible assets, the surplus of aquisition costs over the fair value of assets would need to be reflected as a charge against income. Consequently no charge is reflected in the proforma statement of operations and nothing has been recognised in the consolidated proforma balance sheet at this time.

(c) Cyberfund acquisition of REG

This transaction is accounted for as a reverse acquisition. Accordingly, although Cyberfund is the legal acquiror, issuing shares in exchange for the shares in REG, for accounting purposes REG is treated as the acquiror. The fair value of the shares of REG is used to calculate the cost of the acquisition based on a calculation of the number of shares that REG would have issued in order to provide its shareholders the same level of ownership in the combined entity as they have as a consequence of the reverse acquisition.

The fair value of each share in REG is calculated as £12.75 per share. After the transaction Cyberfund will have 4,000,000 of the 56,555,550 shares in issue, being 7.0727% and leaving the REG shareholders with 92.9273%. These calculations are before any further fundraising which is anticipated to occur and which may result in a further 4,444,450 shares being issued to new investors which would dilute REG and Cyberfund shareholders.

Given that the number of outstanding REG issued shares is 9,455,819, to obtain the above holding an additional 719,683 REG shares would have needed to have been issued and accordingly the fair value for reverse acquisition accounting purposes can be calculated as follows:

	$
Fair value of purchase consideration	18,195,046
Assets (liabilities) acquired:	
Accrued interest	(119,482)
Other accrued liabilities	(274,544)
	(394,026)
Surplus of fair value of purchase consideration to allocated fair value of net liabilities acquired	18,589,072

The fair value of the consideration is calculated as being the number of shares that would need to be issued on acquisition so that the Cyberfund shareholders would hold 7.0727% of REG at a fair value value of £12.75 per share.

Since the Cyberfund transaction comprises a reverse into a cash shell it is not considered appropriate to recognise the surplus of the fair value of acquisition costs over the fair value of net liabilities acquired as goodwill and accordingly this surplus will be charged in the income statement. Consequently no charge is reflected in the proforma statement of operations and nothing has been recognised in the consolidated proforma balance sheet at this time.